      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 3, 1997
                                                          REGISTRATION NO. 333_
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                               --------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      UNION TEXAS PETROLEUM HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                                 76-0040040
(STATE OR OTHER JURISDICTION OF                                (I.R.S.  EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)



                             UNION TEXAS PETROLEUM
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                               ALAN R. CRAIN, JR.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              1330 POST OAK BLVD.
                             HOUSTON, TEXAS  77056
                                 (713) 623-6544
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               --------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED       PROPOSED
                                                                         MAXIMUM        MAXIMUM
                                                                      OFFERING PRICE    AGGREGATE         AMOUNT OF
                  TITLE OF SECURITIES                AMOUNT TO BE      PER SHARE AND    OFFERING        REGISTRATION
                    TO BE REGISTERED                  REGISTERED      PER OBLIGATION      PRICE              FEE
----------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $.05 per share        100,000 Shares(1)   $20.75 (2)     $2,075,000(2)      $628.79
----------------------------------------------------------------------------------------------------------------------

      Deferred Compensation Obligations(4)             $1,000,000          100%        $1,000,000(3)      $303.03
----------------------------------------------------------------------------------------------------------------------

(1) Representing shares of the Registrant's Common Stock, par value $.05 per share (the "Common Stock"), to be issued by the Registrant in connection with the Union Texas Petroleum Deferred Compensation Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Registrant's Common Stock for June 27,1997 on the New York Stock Exchange.

(3) Estimated solely for the purpose of calculating the registration fee.

(4) The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Union Texas Petroleum Holdings, Inc. (the "Company") incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission"):

                 (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

                 (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

                 (c) The Company's Current Reports on Form 8-K dated January 24, 1997, February 13, 1997, April 23, 1997, May 7, 1997 and
         May 12, 1997; and

                 (d) The description of the Company's common stock, par value $.05 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A filed with the Commission on August 6, 1987 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as amended by amendments on Form 8 dated September 16, 1987, September 21, 1987 and September 24, 1987.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Capitalized terms used without definition herein have the meanings assigned in the Union Texas Petroleum Deferred Compensation Plan (the "Plan"). The Plan allows officers, directors and certain key employees of the Company and its affiliates to submit elections to defer compensation, including elections as to the amount to be deferred and the timing, and manner of distribution. Deferred amounts are credited in deferred compensation ledger accounts (an "Account") or, for executive officers or directors as described below, may be deferred, if elected, in the form of shares of Restricted Stock.

         Each executive officer of the Company may elect to defer up to 50% of his or her annual Base Compensation under the Plan; each eligible employee, including officers, may elect to defer all or a portion of his or her Annual Incentive Compensation under the Plan; and each director of the Company may elect to defer all or a portion of his or her annual Director Fees deferred under the Plan. Each Participant shall elect, with respect to any such deferred amounts, the year in which distribution shall be made or for the distribution to be made upon retirement and the manner of distribution desired with respect to any such deferral election, i.e. a lump sum payment or consecutive annual installments over a period not to exceed 15 years. The value of a Participant's Account will be based on the performance of the investment options selected by the Participant under the Plan for purposes of accounting (as if the deferred compensation had been so invested) and not for actual investment. Unless otherwise delegated to the Section 16 Committee, the Organization and Compensation Committee of the Board of Directors of the Company (the "Committee") has the sole discretion to determine the investment options available under the Plan, which investment options include shares of Phantom Stock of the Company. A Participant may redesignate amounts credited to his or her Accounts among the investment options available under the Plan from time to time as permitted by the Committee.

         Upon a Participant's Designated Payment Date (as determined by the Participant in his or her deferral election) all amounts credited to a Participant's Account shall be paid to the Participant (or to his or her beneficiary) in cash equal to the balance then credited to such Account, except that any payment with respect to the portion of an Account credited with shares of Phantom Stock shall be made, to the extent practical, in shares of common stock of the Company.

         The obligations of the Company with respect to amounts credited to an Account under the Plan (the "Obligations") will be general unsecured obligations of the Company to pay in the future the value of the Participant's Account adjusted to reflect to performance, whether positive or negative, of the investment options selected during the deferral period, in accordance with the terms of the Plan. The Obligations will rank pari passu with the other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. Each Participant will have the status of a general unsecured creditor of the Company with respect to his or her Account.

         An officer or director of the Company also may elect under the Plan, in lieu of an investment option credited to an Account, to have all or a portion of his or her Annual Incentive Compensation or Director's Fees with respect to any year deferred in the form of shares of Restricted Stock having a Fair Market Value equal at the time of the deferral to the amount of cash compensation deferred. The shares of Restricted Stock shall vest incrementally at the rate of 25% on each subsequent January 1 unless the Participant elects for delayed vesting in his or her deferral election. A Participant shall be entitled to vote his or her shares of Restricted Stock.

         The right of a Participant to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered. However, a Participant may "exchange" shares of Restricted Stock under the Plan to exercise a stock-based award under another stock plan of the Company provided that such other award is paid in an equal number shares of Common Stock that are made subject to the same restrictions as such surrendered shares. A Participant may receive a hardship withdrawal of amounts credited to his or her Account prior to the scheduled distribution date only under exceptional circumstances.

         The Company reserves the right to amend, modify or terminate the Plan, or suspend any of its provisions, at any time and from time to time, except that no such amendment, modification or termination shall adversely affect the right of each Participant to the amounts credited to such Participant's Account at the time of such amendment, modification or termination.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

         Article VI of the Company's Bylaws provides that the Company shall, to the maximum extent permitted under Delaware law, indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason, in whole or in part, of the fact that such person is or was a director or officer of the Company or any predecessor of the Company, or is or was serving at the request of the Company or any predecessor of the Company as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or, other enterprise or employee benefit plan against reasonable expenses, judgments, fines, penalties and amounts paid in settlement or other liabilities actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

         Article VII of the Company's Restated Certificate of Incorporation limits under certain circumstances the liability of the Company's directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law) or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.  EXHIBITS.

      Exhibit
       Number        Description
       ------        -----------
       5 .1          Opinion of Andrews & Kurth L.L.P. regarding the legality of the securities being registered hereunder.

       5 .2          Opinion of Andrews & Kurth L.L.P. regarding compliance requirements of the Employee Retirement
                     Income Security Act of 1974.

       15.1          Independent Accountants' Awareness Letter.

       23.1          Consent of Counsel (included in the opinions filed as Exhibits 5.1 and 5.2 to this Registration
                     Statement).

       23.2          Consent of Price Waterhouse LLP.

       24.1          Power of Attorney (set forth on the signature page contained in Part II of this Registration
                     Statement).

       99.1          Union Texas Petroleum Deferred Compensation Plan.


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of July, 1997.


                                       UNION TEXAS PETROLEUM HOLDINGS, INC.



                                       By:        /s/ Donald M. McMullan
                                             ----------------------------------
                                                 Donald M. McMullan
                                                 Vice President and Controller

                               POWER OF ATTORNEY


       Each of the undersigned officers and directors of Union Texas Petroleum Holdings Inc. (the "Company") hereby constitutes and appoints Larry D. Kalmbach, Alan R. Crain, Jr. and Donald M. McMullan, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 1, 1997.


             SIGNATURE                                                                   TITLE
             ---------                                                                   -----

             /s/ John L. Whitmire
---------------------------------------------------               Chairman of the Board and Chief Executive Officer
                John L. Whitmire                                  (Principal Executive Officer)


             /s/ Larry D. Kalmbach
---------------------------------------------------               Vice President and Chief Financial Officer
                Larry D. Kalmbach                                 (Principal Financial Officer)


             /s/ Donald M. McMullan
---------------------------------------------------               Vice President and Controller
                Donald M. McMullan                                (Principal Accounting Officer)


             /s/ Glenn A. Cox
---------------------------------------------------               Director
                Glenn A. Cox


             /s/ Edward A. Gilhuly
---------------------------------------------------               Director
                Edward A. Gilhuly


             /s/ James H. Greene, Jr.
---------------------------------------------------               Director
                James H. Greene, Jr.


             /s/ Henry R. Kravis
---------------------------------------------------               Director
                Henry R. Kravis



             /s/ Michael W. Michelson                             Director
---------------------------------------------------
                Michael W. Michelson


             /s/ Wylie Bernard Pieper                             Director
---------------------------------------------------
                Wylie Bernard Pieper


             /s/ Stanley P. Porter                                Director
---------------------------------------------------
                Stanley P. Porter


             /s/ George R. Roberts                                Director
---------------------------------------------------
                George R. Roberts


             /s/ Richard R. Shinn                                 Director
---------------------------------------------------
                Richard R. Shinn


             /s/ Sellers Stough                                   Director
---------------------------------------------------
                Sellers Stough

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 1st day of July, 1997.


                                 UNION TEXAS PETROLEUM
                                 DEFERRED COMPENSATION PLAN


                                 By: /s/ JOHN L. WHITMIRE
                                     ----------------------------------------
                                         John L. Whitmire
                                         Chairman and Chief Executive Officer

                               INDEX TO EXHIBITS



       Number                                  Description
       ------                                  -----------
         5.1          Opinion of Andrews & Kurth L.L.P., regarding the legality of the securities being registered hereunder.

         5.2 Opinion of Andrews & Kurth L.L.P. regarding compliance requirements of the Employee Retirement Income Security Act of 1974.

        15.1          Independent Accountants' Awareness Letter.

        23.1 Consent of Counsel (included in the opinions filed as Exhibits 5.1 and 5.2 to this Registration Statement).
        23.2          Consent of Price Waterhouse LLP.

        24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

        99.1          Union Texas Petroleum Deferred Compensation Plan.